Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK REPORTS FIRST QUARTER 2025 RESULTS

TEMPE, AZ, April 29, 2025 – Benchmark Electronics, Inc. (NYSE: BHE) today announced financial results for the first quarter ended March 31, 2025.

First quarter 2025 results:

•
Revenue of $632 million
•
GAAP Operating Income of $12 million
•
Non-GAAP Operating Income of $29 million
•
GAAP earnings per share $0.10
•
Non-GAAP earnings per share $0.52

“I am pleased by Benchmark’s ability to continue to execute to our long-term objectives despite this dynamic market, as evidenced by our sixth consecutive quarter of greater than 10% non-GAAP gross margins while we again generated over $27 million of free cash flow even with a sequential decline of revenue in the first quarter,” said Jeff Benck, Benchmark’s President and CEO.

Benck continued “Looking forward, we are navigating through tariff-related uncertainty that could impact some customer sourcing decisions in the near term. However, I am very confident with 10 manufacturing facilities in the United States and plenty of manufacturing capacity globally that we are well positioned to support our current and future customers’ evolving manufacturing needs regardless of where they would like us to produce their products.”

	Three Months Ended
Summary GAAP Items	March 31,	December 31,	March 31,
(Amounts in millions, except per share data)	2024	2024	2025
Revenue	$676	$657	$632
Gross Margin	10.0%	10.3%	10.0%
Operating Margin	3.8%	4.3%	1.9%
Diluted EPS	$0.38	$0.50	$0.10

	Three Months Ended
Summary Non-GAAP Items(1)	March 31,	December 31,	March 31,
(Amounts in millions, except per share data)	2024	2024	2025
Revenue	$676	$657	$632
Gross Margin	10.0%	10.4%	10.1%
Operating Margin	4.9%	5.1%	4.6%
Diluted EPS	$0.55	$0.61	$0.52

(1) A reconciliation of non-GAAP results to the most directly comparable GAAP measures and a discussion of why management believes these non-GAAP results are useful are included below.

	March 31,		December 31,		March 31,
(In millions)	2024		2024		2025
Semi-Cap	$166	25%	$198	30%	195	32%
Industrial	141	21	140	21	137	22
A&D	106	16	117	18	122	19
Medical	115	17	117	18	104	16
AC&C	148	21	85	13	74	11
Total	$676	100%	$657	100%	$632	100%

	March 31,	December 31,	March 31,
	2024	2024	2025
Days in accounts receivable	56	57	53
Days in contract asset	24	23	25
Days in inventory	94	85	89
Days in accounts payable	(52)	(54)	(61)
Days in advance payments from customers	(28)	(22)	(20)
Days in cash conversion cycle	94	89	86

Second Quarter 2025 Guidance

•
Revenue between $615 million - $665 million
•
Diluted GAAP earnings per share between $0.31 - $0.37
•
Diluted non-GAAP earnings per share between $0.52 - $0.58
•
Non-GAAP earnings per share guidance excludes stock-based compensation expense of approximately $5.3 million and other non-operating expenses of $4.7 million to $4.9 million which includes restructuring, amortization of intangibles and other expenses.

First Quarter 2025 Earnings Conference Call

The Company will host a conference call to discuss the results today at 5:00 p.m. Eastern Time. The live webcast of the call and accompanying reference materials will be accessible by logging on to the Company’s website at www.bench.com. A replay of the broadcast will also be available on the Company’s website.

About Benchmark Electronics, Inc.

Benchmark provides comprehensive solutions across the entire product life cycle by leading through its innovative technology and engineering design services, leveraging its optimized global supply chain and delivering world-class manufacturing services in the following industries: semiconductor capital equipment, industrial, medical, commercial aerospace, defense, and advanced computing and communications. Benchmark’s global operations include facilities in seven countries and its common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Paul Mansky, Investor Relations and Corporate Development

1-623-300-7052 or paul.mansky@bench.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts and may include words such as “anticipate,” “believe,” “intend,” “plan,” “project,” “forecast,” “strategy,” “position,” “continue,” “estimate,” “expect,” “may,” “will,” “could,” “predict,” and similar expressions of the negative or other variations thereof. In particular, statements, expressed or implied, concerning the Company’s outlook and guidance for second quarter and fiscal year 2025 results, future operating results or margins, the ability to generate sales and income or cash flow, expected revenue mix, the Company’s business strategy and strategic initiatives, the Company’s repurchases of shares of its common stock, the Company’s expectations regarding restructuring charges, stock-based compensation expense, amortization of intangibles, award of any tax incentives and capital expenditures, and the Company’s intentions concerning the payment of dividends, among others, are forward-looking statements. Although the Company believes these statements are based on and derived from reasonable assumptions, they involve risks, uncertainties and assumptions that are beyond the Company’s ability to control or predict, relating to operations, markets and the business environment generally, including those discussed under Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2024, and in any of the Company’s subsequent reports filed with the Securities and Exchange Commission. Events relating to the possibility of customer demand fluctuations, supply chain constraints, continuing inflationary pressures, the effects of foreign currency fluctuations and high interest rates, geopolitical uncertainties including continuing hostilities and tensions, trade restrictions and sanctions, tariffs and retaliatory countermeasures, the ability to utilize the Company’s manufacturing facilities at sufficient levels to cover its fixed operating costs, or write-downs or write-offs of obsolete or unsold inventory, may have resulting impacts on the Company’s business, financial condition, results of operations, and the Company’s ability (or inability) to execute on its plans. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes, including the future results of the Company’s operations, may vary materially from those indicated. Undue reliance should not be placed on any forward-looking statements. Forward-looking statements are not guarantees of performance. All forward-looking statements included in this document are based upon information available to the Company as of the date of this document, and the Company assumes no obligation to update.

Non-GAAP Financial Measures

Management discloses certain non‐GAAP information to provide investors with additional information to analyze the Company’s performance and underlying trends. These non-GAAP financial measures exclude restructuring charges, stock-based compensation expense, amortization of intangible assets acquired in business combinations, certain legal and other settlement losses (gains), customer insolvency losses (recoveries), asset impairments, other significant non-recurring costs and the related tax impacts, including discrete tax items, of all of the above. A detailed reconciliation between GAAP results and results excluding certain items (“non-GAAP”) is included in the following tables attached to this document. In situations where a non-GAAP reconciliation has not been provided, the Company was unable to provide such a reconciliation without unreasonable effort due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. Management uses non‐GAAP measures that exclude certain items in order to better assess operating performance and help investors compare results with our previous guidance. This document also references “free cash flow”, a non-GAAP measure, which the Company defines as cash flow from operations less additions to property, plant and equipment and purchased software. The Company’s non‐GAAP information is not necessarily comparable to the non‐GAAP information used by other companies. Non‐GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as a measure of the Company’s profitability or liquidity. Readers should consider the types of events and transactions for which adjustments have been made.

###

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended
	March 31,
	2024	2025
Sales	$675,575	$631,764
Cost of sales	608,167	568,584
Gross profit	67,408	63,180
Selling, general and administrative expenses	37,332	38,800
Amortization of intangible assets	1,204	1,204
Restructuring charges and other costs	3,343	11,417
Income from operations	25,529	11,759
Interest expense	(7,245)	(5,295)
Interest income	1,992	2,732
Other expense, net	(1,177)	(802)
Income before income taxes	19,099	8,394
Income tax expense	5,097	4,750
Net income	$14,002	$3,644
Earnings per share:
Basic	$0.39	$0.10
Diluted	$0.38	$0.10
Weighted-average number of shares outstanding:
Basic	35,810	36,052
Diluted	36,401	36,605

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In Thousands)

(UNAUDITED)

	December 31,	March 31,
	2024	2025
Assets
Current assets:
Cash and cash equivalents	$315,152	$355,340
Restricted cash	12,875	—
Accounts receivable, net	412,458	374,108
Contract assets	167,578	171,988
Inventories	553,654	560,285
Prepaid expenses and other current assets	42,512	43,571
Total current assets	1,504,229	1,505,292
Property, plant and equipment, net	225,097	224,258
Operating lease right-of-use assets	117,995	114,141
Goodwill and other long-term assets	292,143	291,928
Total assets	$2,139,464	$2,135,619

Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of long-term debt	$6,737	$6,690
Accounts payable	354,218	384,460
Advance payments from customers	143,614	127,858
Accrued liabilities	144,530	117,413
Total current liabilities	649,099	636,421
Long-term debt, net of current installments	250,457	268,946
Operating lease liabilities	108,997	106,438
Other long-term liabilities	17,598	19,116
Total liabilities	1,026,151	1,030,921
Shareholders’ equity	1,113,313	1,104,698
Total liabilities and shareholders’ equity	$2,139,464	$2,135,619

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In Thousands)

(UNAUDITED)

	Three Months Ended
	March 31,
	2024	2025
Cash flows from operating activities:
Net income	$14,002	$3,644
Depreciation and amortization	11,594	11,768
Stock-based compensation expense	2,176	4,397
Accounts receivable	30,960	39,870
Contract assets	(5,835)	(4,410)
Inventories	45,222	(5,182)
Accounts payable	(20,259)	24,194
Advance payments from customers	(15,730)	(15,755)
Other changes in working capital and other, net	(13,673)	(27,023)
Net cash provided by operating activities	48,457	31,503

Cash flows from investing activities:
Additions to property, plant and equipment and software	(5,903)	(4,156)
Other investing activities, net	(251)	50
Net cash used in investing activities	(6,154)	(4,106)

Cash flows from financing activities:
Share repurchases	—	(7,996)
Net debt activity	(15,865)	18,312
Other financing activities, net	(11,276)	(12,785)
Net cash used in financing activities	(27,141)	(2,469)

Effect of exchange rate changes	(2,320)	2,385
Net increase in cash and cash equivalents and restricted cash	12,842	27,313
Cash and cash equivalents and restricted cash at beginning of year	283,213	328,027
Cash and cash equivalents and restricted cash at end of period	$296,055	$355,340

Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended
	Dec 31,	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Mar 31,
	2023	2024	2024	2024	2024	2025
Income from operations (GAAP)	$32,100	$25,529	$27,253	$28,105	$28,524	$11,759
Restructuring charges and other costs	2,054	3,343	1,471	795	727	1,342
Stock-based compensation expense	2,955	2,176	4,185	4,379	2,626	4,397
Amortization of intangible assets	1,204	1,204	1,204	1,205	1,204	1,204
Legal and other settlement loss(1)	—	855	317	367	239	10,275
Customer insolvency (recovery)	—	—	(316)	—	—	—
Non-GAAP income from operations	$38,313	$33,107	$34,114	$34,851	$33,320	$28,977
GAAP operating margin	4.6%	3.8%	4.1%	4.3%	4.3%	1.9%
Non-GAAP operating margin	5.5%	4.9%	5.1%	5.3%	5.1%	4.6%

Gross profit (GAAP)	$71,004	$67,408	$67,950	$66,741	$67,925	$63,180
Stock-based compensation expense	416	426	326	413	503	431
Customer insolvency (recovery)	—	—	(316)	—	—	—
Non-GAAP gross profit	$71,420	$67,834	$67,960	$67,154	$68,428	$63,611
GAAP gross margin	10.3%	10.0%	10.2%	10.1%	10.3%	10.0%
Non-GAAP gross margin	10.3%	10.0%	10.2%	10.2%	10.4%	10.1%

Selling, general and administrative expenses	$35,646	$37,332	$38,022	$36,636	$37,470	$38,800
Stock-based compensation expense	(2,539)	(1,750)	(3,858)	(3,966)	(2,123)	(3,966)
Legal and other settlement loss	—	(855)	(317)	(367)	(239)	(200)
Non-GAAP selling, general and administrative expenses	$33,107	$34,727	$33,847	$32,303	$35,108	$34,634

Net income (GAAP)	$17,552	$14,002	$15,528	$15,374	$18,423	$3,644
Restructuring charges and other costs	2,899	3,343	1,471	795	727	1,342
Stock-based compensation expense	2,955	2,176	4,185	4,379	2,626	4,397
Amortization of intangible assets	1,204	1,204	1,204	1,205	1,204	1,204
Legal and other settlement loss (gain)(1)	(37)	855	317	367	239	10,275
Customer insolvency (recovery)	—	—	(316)	—	—	—
Income tax adjustments(2)	(1,280)	(1,393)	(1,437)	(1,406)	(971)	(1,645)
Non-GAAP net income	$23,293	$20,187	$20,952	$20,714	$22,248	$19,217

Diluted earnings per share:
Diluted (GAAP)	$0.49	$0.38	$0.43	$0.42	$0.50	$0.10
Diluted (Non-GAAP)	$0.65	$0.55	$0.57	$0.57	$0.61	$0.52

Weighted-average number of shares used in calculating diluted earnings per share:
Diluted (GAAP)	35,956	36,401	36,497	36,629	36,659	36,605
Diluted (Non-GAAP)	35,956	36,401	36,497	36,629	36,659	36,605

Net cash provided by operations	$137,079	$48,457	$55,816	$39,036	$45,916	$31,503
Additions to property, plant and equipment and software	(11,026)	(5,903)	(8,504)	(9,814)	(9,032)	(4,156)
Free cash flow	$126,053	$42,554	$47,312	$29,222	$36,884	$27,347

(1) Includes settlement of the tax assessment in Mexico that was previously disclosed under Note 15 in Part II, Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

(2) This amount represents the tax impact of the non-GAAP adjustments using the applicable effective tax rates.